Q1 2018 EARNINGS PRESENTATION March 8, 2018 Exhibit 99.2

Safe Harbor Statement and Other Cautionary Notes Information provided and statements contained in this presentation that are not purely historical are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements only speak as of the date of this presentation and Navistar International Corporation assumes no obligation to update the information included in this presentation. Such forward-looking statements include information concerning our possible or assumed future results of operations, including the results of our alliance with Volkswagen Truck & Bus and descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 31, 2017 and our quarterly report on Form 10-Q for the period ended January 31, 2018. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained herein or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. The financial information herein contains audited and unaudited information and has been prepared by management in good faith and based on data currently available to the company. Certain non-GAAP measures are used in this presentation to assist the reader in understanding our core manufacturing business. We believe this information is useful and relevant to assess and measure the performance of our core manufacturing business as it illustrates manufacturing performance. It also excludes financial services and other items that may not be related to the core manufacturing business or underlying results. Management often uses this information to assess and measure the underlying performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of operating results. The non-GAAP numbers are reconciled to the most appropriate GAAP number in the appendix of this presentation.

Revenues up 15% from Q1 2017 Adjusted EBITDA up 89% to $104 million Strong Core market conditions Higher backlogs driving increased Class 8 production rates Unveiled International’s MV (medium-duty vocational), HV (heavy vocational) mid-range diesel models, and IC Bus's RE type D school bus Strong collaboration with Volkswagen Truck & Bus (VW T&B) First Quarter 2018 Highlights Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation.

New Product Portfolio Driving Market Share Growth Highest first quarter Class 8 market share since 2014 Class 8 Market Share Up 1.2 pts

Stronger Q1 Results ($ in millions, except per share and units) Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) Includes U.S. and Canada School buses and Class 6-8 trucks. Amounts attributable to Navistar International Corporation, net of tax. Amounts inclusive of $46 million debt refinancing charges.

Robust Truck Sales Driving Financial Improvements ($ in millions)

Strong Liquidity Position 2018 Q1 cash balance Consolidated cash: $975 million(A) Manufacturing cash: $947 million(A) Manufacturing Cash(A) ($ in millions) Amounts include manufacturing cash, cash equivalents, and marketable securities. Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. Solid cash position

2018 Guidance Revised Upwards Note:This slide contains non-GAAP information; please see the REG G in appendix for a detailed reconciliation. (A) 2018 manufacturing cash guidance reflects expected repayment of 2018 convertible debt.

Significant Cash Flow Drivers 2018 Actuals Guidance Manufacturing interest expense $269M $230M Capital expenditures $102M $200M Warranty spend greater than expense $184M $125M Pension/OPEB contributions greater than expense $75M $100M

Appendix

U.S. and Canada Dealer Stock Inventory* *Includes U.S. and Canada Class 4-8 truck inventory, but does not include U.S. IC Bus.

Retail Market Share in Commercial Vehicle Segments Class 6/7 Medium-Duty Class 8 Severe Service Class 8 Heavy

Worldwide Truck Chargeouts We define chargeouts as trucks that have been invoiced to customers. The units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. The above table summarizes our approximate worldwide chargeouts. We define our Core markets to include U.S. and Canada School bus and Class 6 through 8 trucks. Our Core markets include CAT-branded units sold to Caterpillar under our North America supply agreement during 2016. The School bus chargeouts include buses classified as B, C, and D and are being reported on a one-month lag. Other markets primarily consist of Export Truck and Mexico.

Navistar Financial Corporation

Highlights

- Financial Services segment profit of $20 million for Q1 2018, $13 million for Q1 2017
- U.S. financing availability of $516 million as of January 31, 2018
- Financial Services debt/equity leverage of 2.7:1 as of January 31, 2018
- Renewal of $350 million dealer floor plan variable funding facility
- Renewal of $100 million retail accounts funding facility

Dealer Floor Plan

- **NFSC wholesale trust as of January 31, 2018**
  - $900M funding facility
  - Variable portion matures December 2018
  - Term portions mature September 2018 and June 2019
- **On balance sheet**

Retail Notes

NAVISTAR® CAPITAL

Funded by BMO Financial Group

- **Program management continuity**
- **Broad product offering**
- **Ability to support large fleets**
- **Access to less expensive capital**

Bank Facility

- **Revolver capacity of $269M extended to September 2021, term portion of $74M matures June 2018**
  - Funding for retail notes, wholesale notes, retail accounts, and dealer open accounts
- **On balance sheet**

Q1 2018 Earnings – 3/8/2018

NYSE: NAV 14

Frequently Asked Questions Q1: What is included in Corporate and Eliminations? A:The primary drivers of Corporate and Eliminations are Corporate SG&A, pension and OPEB expense (excluding amounts allocated to the segments), annual incentive, manufacturing interest expense, and the elimination of intercompany sales and profit between segments. Q2: What is included in your equity in loss of non-consolidated affiliates? A:Equity in loss of non-consolidated affiliates is derived from our ownership interests in partially-owned affiliates that are not consolidated. Q3: What is your net income attributable to non-controlling interests? A:Net income attributable to non-controlling interests is the result of the consolidation of subsidiaries in which we do not own 100%, and is primarily comprised of Ford's non-controlling interest in our Blue Diamond Parts joint venture. Q4:What are your expected 2018 and beyond pension funding requirements? A: For the three months ended January 31, 2018 and 2017, we contributed $21 million and $22 million respectively, to our U.S. and Canadian pension plans (the "Plans") to meet regulatory minimum funding requirements. We currently anticipate additional contributions of approximately $113 million during the remainder of 2018. Future contributions are dependent upon a number of factors, principally the changes in values of plan assets, changes in interest rates, and the impact of any future funding relief. We currently expect that from 2019 through 2021, we will be required to contribute $140 million to $190 million per year to the Plans, depending on asset performance and discount rates. Q5:What is your expectation for future cash tax payments? A:Our cash tax payments are expected to remain low in 2018 and will gradually increase as we utilize available net operating losses (NOLs) and tax credits in future years.

Frequently Asked Questions Q6:What is the current balance of net operating losses as compared to other deferred tax assets? A:  The deferred tax assets were remeasured as of December 22, 2017 as a result of the new US tax legislation. After the remeasurement, the Company had deferred tax assets for U.S. federal NOLs valued at $660 million, state NOLs valued at $196 million, and foreign NOLs valued at $243 million, for a total undiscounted cash value of $1.1 billion. In addition to NOLs, the Company had deferred tax assets for accumulated tax credits of $264 million and other deferred tax assets of $1.2 billion resulting in net deferred tax assets before valuation allowances of approximately $2.5 billion. Of this amount, $2.4 billion was subject to a valuation allowance as of December 22, 2017. Q7:How does your FY 2018 Class 8 industry outlook compare to ACT Research? A: Q8:Please discuss the process from an order to a retail delivery? A:  Orders* are customers’ written commitments to purchase vehicles. Order backlogs* are orders yet to be built as of the end of a period. Chargeouts are vehicles that have been invoiced to customers. Retail deliveries occur when customers take possession and register the vehicle. Units held in dealer inventory represent the principal difference between retail deliveries and chargeouts. * Orders and units in backlog do not represent guarantees of purchases and are subject to cancellation. Reconciliation to ACT - Retail Sales 2018 ACT* 284000 CY to FY Adjustment (5,586) "Other Specialty OEMs" included in ACT's forecast; we do not include these specialty OEMs in our forecast or in our internal/external reports (6,000) Total (ACT comparable Class 8 Navistar) 272414 Navistar Industry Retail Deliveries Combined Class 8 Trucks** 235000 265000 Navistar Difference from ACT -37414 -7414 *Source: ACT N.A. Commercial Vehicle Outlook - February 2018 -0.13734242733486532 -2.7% **December 2017 Earnings Call range was 220k-250k

Frequently Asked Questions Q9: How do you define manufacturing free cash flow? A: _____________________________ Net of adjustments. Q10: What were your Worldwide Engine Shipments in the period? A: Quarters Ended Qtr Ended Qtr Ended (in millions) Jan. 31, 2018 Oct. 31, 2017 July 31, 2017 Apr. 30, 2017 Jan. 31, 2017 Oct. 31, 2016 Jul. 31, 2016 Consolidated Net Cash from Operating Activities $-76 $277 $-61 $-,129 $22 $281 $90 Less: Net Cash from Financial Services Operations 161 87 -95 -,136 251 -3 95 Net Cash from Manufacturing Operations (A) ....................... -,237 190 34 7 -,229 284 -5 Capital Expenditures -30 -9 -27 -20 -46 -32 -29 Manufacturing Free Cash Flow $-,267 $181 $7 $-13 $-,275 $252 $-34 Three Months Ended January 31, % 2018 2017 Change Change (in units) OEM sales-South America 5,800 3,400 2,400 0.70588235294117652 Intercompany sales 2,400 2,400 0 N/A Other OEM sales 500 500 0 N/A Total Core Markets 8,700 6,300 2,400 0.38095238095238093

Outstanding Debt Balances (in millions) January 31 , 201 8 October 31, 201 7 Manufacturing operations Senior Secured Term Loan Credit Facility , due 2025  , ne t of unamortized discount of $ 8 and unamortized debt issuance costs of $ 12 ..................................................................................... $ 1, 580 $ — Senior Secured Term Loan Credit Facility , as amended, due 2020 , ne t of unamortized discount of $7 and unamortized debt issuance costs of $9 ...................................................... — 1,003 6.625% Senior Notes, due 2026, net of unamortized debt issuance costs of $18 ..................... 1,082 — 8.25% Senior Notes, due 2022 ne t of unamortized discount of $1 3 , respectively , and unamor tized debt issuance costs of $14 ................................................................................... — 1,42 3 4.50% Senior Subordinated Convertible Notes, due 2018, n et of unamortized discount of $ 4 and $ 5 , respectively, and unamortized debt issuance costs of less than $1 and $1, respectively ................................................................................................................................. 19 6 194 4.75% Senior Subordinated Convertible Notes, due 2019, ne t of unamortized discount of $1 2 and $ 1 4, respectively, and unamortized debt issuance costs of $3 at both dates ...................... 39 6 394 Loan Agreement related to 6.75% Tax Exempt Bonds, due 2040, net of unamortized debt issuance costs of $5 at both dates ............................................................................................. 220 220 Financed lease obligations ........................................................................................................... 1 35 130 Other ............................................................................................................................................ 40 43 Total Manufacturing operations debt .................................................................................. 3,649 3,407 Less: Current portion ................................................................................................................. 288 286 Net long - term Manufacturing operations debt .................................................................... $ 3,361 $ 3,121 (in millions)January 31, 2018October 31, 2017Financial Services operationsAsset-backed debt issued by consolidated SPEs, at fixed and variable rates, due serially through 2023, net of unamortized debt issuance costs of $5 at both dates$ 691$849Bank credit facilities, at fixed and variable rates, due dates from 201 8 through 2023, net of unamortized debt issuance costs of $1 and $2, respectively 583616Commercial paper, at variable rates, program matures in 2022 9392Borrowings secured by operating and finance leases, at various rates, due serially through 2023 10594Total Financial Services operations debt 1,4721,651Less: Current portion 665883Net long-term Financial Services operations debt$ 807$768

SEC Regulation G Non-GAAP Reconciliation SEC Regulation G Non-GAAP Reconciliation: The financial measures presented below are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP and are reconciled to the most appropriate GAAP number below. Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) attributable to Navistar International Corporation, net of tax, plus manufacturing interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results. Adjusted EBITDA: We believe that adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance. Manufacturing Cash, Cash Equivalents, and Marketable Securities: Manufacturing cash, cash equivalents, and marketable securities represents the Company’s consolidated cash, cash equivalents, and marketable securities excluding cash, cash equivalents, and marketable securities of our financial services operations. We include marketable securities with our cash and cash equivalents when assessing our liquidity position as our investments are highly liquid in nature. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of our ability to meet our operating requirements, capital expenditures, equity investments, and financial obligations. Gross Margin consists of Sales and revenues, net, less Costs of products sold. Structural Cost consists of Selling, general and administrative expenses and Engineering and product development costs. Free Cash Flow consists of Net cash from operating activities and Capital Expenditures.

SEC Regulation G Non-GAAP Reconciliation

Manufacturing segment cash, Cash equivalents, and Marketable securities reconciliation:

(in millions)	Jan. 31, 2018	Oct. 31, 2017	Jul. 31, 2017	Apr. 30, 2017	Jan. 31, 2017
Manufacturing Operations:					
Cash and cash equivalents	**$ 671**	$ 666	$ 868	$ 747	$ 506
Marketable securities	**276**	370	55	171	191
Manufacturing Cash, Cash equivalents, and Marketable securities	**$ 947**	$ 1,036	$ 923	$ 918	$ 697
Financial Services Operations:					
Cash and cash equivalents	**$ 28**	$ 40	$ 43	$ 24	$ 67
Marketable securities	**-**	-	7	7	7
Financial Services Cash, Cash equivalents, and Marketable securities	**$ 28**	$ 40	$ 50	$ 31	$ 74
Consolidated Balance Sheet:					
Cash and cash equivalents	**$ 699**	$ 706	$ 911	$ 771	$ 573
Marketable securities	**276**	370	62	178	198
Consolidated Cash, Cash equivalents, and Marketable securities	**$ 975**	$ 1,076	$ 973	$ 949	$ 771

Q1 2018 Earnings – 3/8/2018
NYSE: NAV 20

SEC Regulation G Non-GAAP Reconciliations Earnings (loss) before interest, taxes, depreciation, and amortization (“EBITDA”) reconciliation ______________________ (A) Manufacturing interest expense is the net interest expense primarily generated for borrowings that support the manufacturing and corporate operations, adjusted to eliminate interest expense of our Financial Services segment. The following table reconciles Manufacturing interest expense to the consolidated interest expense: For more detail on the items noted, please see the footnotes on slide 22.

Significant Items Included Within Our Results ______________________ Adjustments to pre-existing warranties reflect changes in our estimate of warranty costs for products sold in prior periods. Such adjustments typically occur when claims experience deviates from historic and expected trends. Our warranty liability is generally affected by component failure rates, repair costs, and the timing of failures. Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability. In addition, new product launches require a greater use of judgment in developing estimates until historical experience becomes available. In the first quarter of 2018, we recorded $2 million of impairment charges related to the sale of our railcar business in Cherokee, Alabama. In the first quarter of 2017, we recorded $2 million of asset impairment charges related to certain long-lived assets in our Truck segment. In the first quarter of 2018, we recorded benefits of $3 million related to adjustments for restructuring in our Truck and Global Operations segments. In the first quarter of 2017, we recorded $7 million of restructuring charges related to the 2011 closure of our Chatham, Ontario plant. In the first quarter of 2018, we recognized an additional charge of $1 million for a judgement related to the Milan Maxxforce engine EGR product litigation in our Truck segment. In the first quarter of 2018, we recorded a charge of $46 million for the write off of debt issuance costs and discounts associated with the repurchase of our 8.25% Senior Notes and the refinancing of our previously existing Term Loan. In the first quarter of 2018, we purchased a group annuity contract for certain retired pension plan participants resulting in a plan remeasurement. As a result, we recorded a pension settlement accounting charge of $9 million in SG&A expenses. $ $ Quarters Ended January 31, (in millions) 2018 2017 Expense (income): Adjustments to pre-existing warranties (A) -6 -17 Asset impairment charges (B) 2 2 Restructuring of manufacturing operations (C) -3 7 EGR product litigation (D) 1 — Debt refinancing charges (E) 46 — Pension settlement (F) 9 —